SUB-EXHIBIT 77Q2

James C. Baillie, James R. Bordewick, Jr., Ellen Moynihan, Donald M. Mykrantz, C. James Prieur, Matthew W. Ryan, Richard D. Schmalensee, Robin A. Stelmach, William Stinson and James O. Yost of MFS Charter Income Trust, failed to file reports as required under Section 16(a) of the Securities Act of 1934 in a timely manner during the Trust's most recent fiscal year as described in the Trust's Proxy Statement dated August 18, 2003, as filed with the Securities and Exchange Commission via EDGAR on August 18, 2003, under Rule 14a under the Securities Act of 1934. Such description is incorporated herein by reference.